UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2023
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01431	84-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
__________________
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 28, 2023, HPS Corporate Lending Fund (the “Fund”) entered into a Sub-Administration Agreement (the “Sub-Administration Agreement”) with HPS Investment Partners, LLC, as the Fund’s administrator (“HPS”), and Harmonic Fund Services as the Fund’s sub-administrator (“Harmonic”). Pursuant to the Sub-Administration Agreement, Harmonic provides certain administrative services necessary for the operations of the Fund, including calculating the Company’s net asset value and net asset value per share, assisting with the preparation and filing of the Company’s tax returns, keeping the accounts of the Fund and maintaining the Fund’s books and records, among other services. The Fund will bear all fees to be paid to Harmonic under the Sub-Administration Agreement and Harmonic will be entitled to receive reimbursement from the Fund for all out-of-pocket expenses properly incurred by Harmonic in respect of the services provided pursuant to the Sub-Administration Agreement. The Sub-Administration Agreement may be terminated by HPS or Harmonic (i) without penalty upon 90 days’ written notice to the other party, or (ii) immediately upon written notice if (x) any party has committed a material breach or is in persistent breach of any of the terms of the Sub-Administration Agreement (including the representations and warranties) and has not remedied such breach within 30 days after service of notice by the other parties requiring it to be remedied, or (y) Harmonic or HPS (as the case may be) goes into liquidation (except a voluntary liquidation for the purposes of reconstruction, amalgamation or merger on terms previously approved in writing by the other parties) or has a receiver or its equivalent in any jurisdiction appointed over all or any of its assets.

In addition, and in connection with the transition to Harmonic as the Fund’s sub-administrator as discussed above, on August 30, 2023, the Fund provided notice for the termination of the sub-administration agreement dated as of November 30, 2021 by and among the Fund, HPS and U.S. Bancorp Fund Services, LLC.

The description above is only a summary of the material provisions of the Sub-Administration Agreement and is qualified in its entirety by reference to a copy of the Sub-Administration Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.
The information regarding the notice provided for the termination of the Fund’s former sub-administration agreement with U.S. Bancorp Fund Services, LLC under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.
On August 24, 2023, the Fund, through HLEND CLO 2023-1, LLC (the “Issuer”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned indirect subsidiary of the Company, priced its $429,100,000 million term debt securitization (the “CLO Transaction”). The CLO Transaction is expected to close on October 5, 2023. The notes offered by the Issuer in the CLO Transaction (the “HLEND 2023-1 Secured Notes”) are secured by a diversified portfolio of the Issuer consisting primarily of senior secured loans (including, but not limited to, interests in middle market loans acquired by way of a purchase or assignment) or participation interests therein, second lien loans or participation interests therein, or loans made to a debtor‑in‑possession pursuant to Section 364 of the Bankruptcy Code having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Code and fully secured by senior liens or participation interests therein.

The CLO Transaction is expected to be executed through a private placement of the following HLEND 2023-1 Secured Notes: $246.50 million of AAA Class A Notes, which will bear interest at the forward-looking term rate based on the secured overnight financing rate (“Term SOFR”) plus 2.60%; $42.50 million of AA Class B Notes, which will bear interest at Term SOFR plus 3.35%; and $34.00 million of A Class C Notes, which will bear interest at Term SOFR plus 4.15%. The Fund, through HLEND CLO 2023-1 INVESTMENTS, LLC, a limited liability company formed under the laws of the State of Delaware and a wholly-owned direct subsidiary of the Fund, is expected to acquire 100% of the subordinated notes issued by the Issuer (the “Subordinated Notes” and, together with the HLEND 2023-1 Secured Notes, the “HLEND 2023-1 Notes”) and will be required to retain the Subordinated Notes in accordance with the U.S. Risk Retention Rules and the EU/UK Securitization Regulations at and after the closing of the CLO Transaction. The Subordinated Notes do not bear interest and will have a value of approximately $106.10 million at closing of the CLO Transaction. The Fund expects that the HLEND 2023-1 Notes will be scheduled to mature on October 22, 2035.

The HLEND 2023-1 Secured Notes will be the secured obligations of the Issuer, and the indenture governing the HLEND 2023-1 Notes includes customary covenants and events of default. The HLEND 2023-1 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration. This report is not a solicitation for or an offer to purchase the HLEND 2023-1 Notes.

August 2023 Distributions
On August 31, 2023, the Fund declared regular and variable supplemental distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Variable Supplemental Distribution	Net Distribution - Total
Class I Common Shares	$0.1600	$—	$0.1600	$0.0550	$0.2150
Class D Common Shares	$0.1600	$0.0053	$0.1547	$0.0550	$0.2097
Class F Common Shares	$0.1600	$0.0106	$0.1494	$0.0550	$0.2044
Additionally, on August 31, 2023, the Fund declared special distributions for each class of its Shares in the amount of $0.1500 per share.
The regular, variable supplemental and special distributions for each class of Shares are payable to shareholders of record as of August 31, 2023 and will be paid on or about September 29, 2023.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share for each class of the Fund as of July 31, 2023, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of July 31, 2023
Class I Common Shares	$24.87
Class D Common Shares	$24.87
Class F Common Shares	$24.87
As of July 31, 2023, the Fund’s aggregate NAV was $4,117.9 million, the fair value of its investment portfolio was $7,220.1 million and it had principal debt outstanding of $3,324.3 million, resulting in a debt-to-equity ratio of approximately 0.81 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $8.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the August 1, 2023 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	41,985,020	$1.0	billion
Class D Common Shares	23,118,100	$0.6	billion
Class F Common Shares	108,437,372	$2.7	billion
Total Offering*	173,540,492	$4.3	billion
*Amounts may not sum due to rounding.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1*	Sub-Administration Agreement by and among HPS Corporate Lending Fund, HPS Investment Partners, LLC and Harmonic Fund Services

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules to this Exhibit have been omitted in accordance with Item 601 of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted schedules to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: August 31, 2023	By:	/s/ Yoohyun K. Choi
	Name:	Yoohyun K. Choi
	Title:	Secretary